PROXY STATEMENT PURSUANT TO SECTION 14 (A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]


         Check the appropriate box:
         [X]  Preliminary Proxy Statement
         [  ] Confidential, for Use of the Commission Only (as permitted by Rule
              14a-6(e)(2))
         [  ] Definitive Proxy Statement
         [  ] Definitive Additional Materials
         [  ] Soliciting Material under Rule 14a-12



                             IVI COMMUNICATION, INC.
                             -----------------------
                (Name of Registrant as specified in its charter)




         Payment of Filing Fee (Check the appropriate box):
         [x] No fee required.
         [ ] Fee computed per Exchange Act Rules.

                             INFORMATION STATEMENT

                            IVI COMMUNICATIONS, INC.
                              555 H Street, Suite H
                                Eureka, CA 95501

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD AUGUST, 2007

Notice is hereby given that the Special Meeting of Shareholders of IVI Communications, Inc., (hereinafter referred to as "the Company") will be held at 555 H Street, Suite H, Eureka, CA, 95501, at 10:00 a.m., local time, for the following purposes:

1.   To  authorize  an  increase  in  the  number  of  authorized   shares  from
     400,000,000 common shares to 2,000,000,000 common shares. such increase to be effective on AUGUST __, 2007.

     The Board of Directors has fixed the closing of business on AUGUST __, 2007, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting or any adjournment thereof. The stock transfer books will not be closed.


                          ---------------------------------
                          Charles Roodenburg, President
                            IVI Communications, Inc.

                              INFORMATION STATEMENT

                            IVI COMMUNICATIONS, INC.
                              555 H STREET, SUITE H
                                EUREKA, CA 95501

                               SPECIAL MEETING OF
                             SHAREHOLDERS TO BE HELD
                             -----------------------

This  Information  Statement  is  being  furnished  to the  shareholders  of IVI
Communications, Inc., a Nevada corporation, in connection with the Special Meeting of Shareholders to be held at 10:00, PDT on AUGUST __, 2007, at 555 H Street, Suite H, Eureka, CA, 95501. The Information Statement is first being sent or given to shareholders on or about JULY __, 2007.

NO PROXIES ARE BEING SOLICITED BY THE BOARD OF DIRECTORS.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                         DISSENTERS' RIGHT OF APPRAISAL

     The laws of the State of Nevada makes provisions for certain dissenters' rights in connection with certain matters to be considered at the Special Meeting of Shareholders. The failure of a shareholder to vote against the proposal will not constitute a waiver of any rights otherwise afforded to any such shareholder by the laws of the State of Nevada, however, the shareholder may not vote in favor, and still retain dissenters rights.

     A Shareholder who intends to dissent from the proposed corporate action must make demand for payment of "fair value" for his or her shares in writing to the Company prior to the scheduled vote of the shareholders. Such demand, when made, is effective, to require payment in lieu of retaining ownership of the shares if an action is taken by the majority of the other shareholders to which the demanding shareholder dissents. The dissenting shareholder may not vote his or her shares in favor of the proposed corporate action. After written demand by the dissenter, the corporation may either pay the dissenters demand, or offer to pay another amount determined by the corporation. If the dissenter refuses the offer by the corporation, the dissenter may file suit in a District Court in Nevada and demand an appraisal by an independent party. Such appraisal would be considered by the Court at a trial and decision would be rendered by the Court as to the value of the Dissenter's shares and the Court may enter a judgment for such determined value in favor of the shareholder.

                               EXPENSE OF MAILING

     The expense of preparing and mailing of this Information Statement to shareholders of the Company is being paid for by the Company. The Company is also requesting brokers, custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the shares of common stock of the Company held of record by such persons. The Company will not reimburse such persons for the cost of forwarding.

                 INTEREST OF PERSONS IN MATTERS TO BE ACTED UPON

     None. No director or shareholder owning 10% or more of the outstanding shares has indicated her or his intent to oppose any action to be taken at the meeting. No officer or director or shareholder has any interest in any matter to be voted upon, other than owning shares in the company.

                   VOTING SECURITIES AND BENEFICIAL OWNERSHIP

     As of the call date of the meeting, AUGUST __, 2007, the total number of shares outstanding and entitled to vote was 130,179,553 Common, 4,000,000 Preferred Series A, and 1,000,000 Preferred Series B.

     The holders of such common shares are entitled to one vote for each share held on the record date. The holders of such Preferred Series A shares are entitled to ten votes for each share held on the record date. The holders of such Preferred Series B shares are entitled to 51% of the vote. There is no cumulative voting on any matter on the agenda of this meeting. No additional shares will be issued subsequent to call date and prior to meeting.

                                   RECORD DATE

     Stock transfer records will remain open. AUGUST __, 2007 shall be the record date for determining shareholders entitled to vote and receive notice of the meeting.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth information as of AUGUST __, 2007, with respect to the shares of common stock of the Company owned by (i) owners of more than 5% of the outstanding shares of common or preferred stock, (ii) each director of the Company, and (iii) all directors and officers of the Company as a group. Unless otherwise indicated, all shares are held by the person named and are subject to sole voting and investment are by such person.



------------------ ----------------------------------------------------- ------------------------- -----------------
Title of Class     Name and Address of Beneficial Owner                  Amount and Nature of      Percent of Class
                                                                         Beneficial Interest
------------------ ----------------------------------------------------- ------------------------- -----------------
Common             Nyhl Henson                                           710,000, Direct                      0.64%
------------------ ----------------------------------------------------- ------------------------- -----------------
Common             Charles Roodenburg                                    25,770,514, Trust                    2.33%
------------------ ----------------------------------------------------- ------------------------- -----------------
Common             Charles Roodenburg                                    300,000, Direct                      0.27%
------------------ ----------------------------------------------------- ------------------------- -----------------
Common             Big Apple USA, Inc.                                   14,764,413, Direct                  13.33%
------------------ ----------------------------------------------------- ------------------------- -----------------
Preferred A        Nyhl Henson                                           2,400,000, Direct                   60.00%
------------------ ----------------------------------------------------- ------------------------- -----------------
Preferred A        Charles Roodenburg                                    900,000, Direct                     22.50%
------------------ ----------------------------------------------------- ------------------------- -----------------
Preferred A        Robin Tjon                                            700,000, Direct                     17.50%
------------------ ----------------------------------------------------- ------------------------- -----------------
Preferred B        Charles Roodenburg                                    1,000,000, Direct                  100.00%
------------------ ----------------------------------------------------- ------------------------- -----------------



                          VOTING REQUIRED FOR APPROVAL


I. A majority of the voting shares of common and preferred stock outstanding at the record date must be represented at the Special Meeting in person or by proxy in order for a quorum to be present, but if a quorum should not be present, the meeting may be adjourned without further notice to shareholders, until a quorum is assembled. Each shareholder will be entitled to cast one vote at the Special Meeting for each share of common stock and ten votes for each share of preferred Series A stock registered in such shareholder's name at the record date. The holders of such Preferred Series B shares are entitled to 51% of the vote.

II. The Nevada Revised Statues and the Articles of Incorporation require that 50.1% of the shares present at the meeting where a quorum exists vote in favor of the proposed Amendment to the Articles of Incorporation and the pro rata reverse split of the issued and outstanding shares. (See "Changes in Corporate Capitalization").

               REMUNERATION AND OTHER TRANSACTIONS WITH MANAGEMENT

     (a)  Cash Compensation.

     Compensation paid by the Company for all services provided during the fiscal year ended March 31, 2007, (1) to each of the Company's two most highly compensated executive officers whose cash compensation exceeded $60,000.00 and
(2) to all officers as a group is set forth below under directors. None

     (b)  Compensation Pursuant to Plans. None.

     (c)  Other Compensation. None.

     (d)  Compensation of Directors. None.

     Compensation paid by the Company for all services provided during the fiscal year ended March 31, 2007, (1) to each of the Company's directors whose cash compensation exceeded $60,000.00 and (2) to all directors as a group is set forth below:

         None

PROPOSED AMENDMENTS TO ARTICLES, INVOLVING CHANGES IN CORPORATE CAPITALIZATION

         CHANGE OF OUTSTANDING SHARES

     The Board of Directors of the Company is asking stockholders to authorize an increase in the number of authorized shares from 400,000,000 common shares to 2,000,000,000 common shares. This requires an amendment to our Articles of Incorporation.

     The Board of Directors shall make such increase in the authorized shares effective on or before AUGUST 10, 2007. The Board believes that such increase in the authorized shares of common stock will lend itself better to the Company's organization.

         Management Discussion of the Proposal

     We believe that an increase in the authorized shares in our Articles of Incorporation is in the best interest of our corporation because we believe we have insufficient shares to accomplish growth or capital raising in the future because we have currently 269,820,447 shares authorized but unissued of which 240,583,333 shares are reserved pursuant to our funding arrangements with Cornell Capital, LLP.

     We do not have current plans to acquire assets. We do not have plans to engage in any new business or investment opportunity at this time. We do however intend to raise additional capital in the future with stock sales but have not specified any offering parameters nor timing.

Discussion of Background for Proposed Action

     Pursuant to this Proxy Statement, you, as stockholders, are informed that the action sought is to increase the number of shares of stock that the Company is authorized to issue to two billion shares of common stock from 400 million.

     The shares of common stock to be authorized have full voting rights and have no dividend or interest rates, conversion prices, redemption prices, maturity dates, or other matters and are to be identical in rights to the existing common stock. There are no preemptive rights regarding the shares of common stock.

     It is emphasized that in the future management of the Company may effect transactions having a potentially adverse impact upon the Company's stockholders pursuant to the authority and discretion of the Company's management to complete share issuances without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders with any documentation concerning the proposed issuance prior to any share issuances. All determinations (except involving a merger where the number of shares of common stock of the Company issued will equal more than 20% of the issued and outstanding shares of common stock of the Company prior to the transaction) involving share issuances are in the discretion and business judgment of the Board of Directors in their exercise of fiduciary responsibility, but require a determination by the Board that the shares are being issued for fair and adequate consideration.

     The rights of the existing holders of common stock will not be affected, except that the authorization of a large number of additional shares and the issuance of additional shares in the future will allow the following types of actions or events to occur without the current stockholders being able to effectively prevent such actions or events:

         1. Dilution may occur due to the issuance of additional shares. The percentage ownership of the Company by the existing shareholders will be diluted from 100% to 6.5% if all of the increased share authorization is over issued.

         2. Control of the Company by stockholders may change due to new issuances.

         3. The election of the Board of Directors may be dominated by new large stockholders, effectively blocking current stockholders from electing directors.

         4.   Business plans and operations may change.

         5. Mergers, acquisitions, or divestitures may occur which are approved by the holders of the newly issued shares.

     In the future event that the Board continues to issue shares for capital, services, or acquisitions, the present management and stockholders of the Company most likely will not have control of a majority of the voting shares of the Company.

     None of the Company's Articles, Bylaws, Employment Agreements or Credit Agreements have any material anti-takeover consequences. There are no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

     It is possible that the Company may acquire other compatible business opportunities through the issuance of common stock of the Company. Although the terms of any such transaction cannot be predicted, this could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such issuance. There is no assurance that any future issuance of shares will be approved at a price or value equal to or greater than the price which a prior stockholder has paid, or at a price greater than the then current market price. Typically, unregistered shares are issued at less than market price due to their illiquidity and restricted nature as a result of, among other things, the extended holding period and sales limitations which such shares are subject to.

     The Board feels that this action is necessary in order to have available authorized shares to raise additional capital, without which capital, the Company may be unable to continue to operate.

                              SHAREHOLDERS' RIGHTS

Shareholder Voting

     In Nevada, corporate actions involving recapitalization or merger require an affirmative vote of a simple majority of the outstanding shares of classes entitled to vote unless the Articles of Incorporation or Bylaws provide for a greater majority of approval. In Nevada, a simple majority stockholder vote of each class entitled to vote is required for any corporate action requiring shareholder approval, and it may be done by written consent of a majority without a shareholder meeting.


                              SHAREHOLDER PROPOSALS

     Shareholders are entitled to submit proposals on matter appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission. Should a shareholder intend to present a proposal at next year's annual or any special meeting, it must be received by the secretary of the Company, at 555 H Street, Suite H, Eureka, CA, 95501, no later than 90 days prior to the meeting, in order to be included in the Company's proxy statement and form of proxy relating to that meeting. It is anticipated that the next annual meeting will be held in September 2007.

                       By Order of the Board of Directors



                   By: ______________________________________
                               Charles Roodenburg